UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Heartland and Myrtle Grove Purchase Agreements

As previously disclosed in the Current Report on Form 8-K filed by the Vertex Energy, Inc. (“Vertex”, “we”, “us” or the “Company”) with the Securities and Exchange Commission (the “SEC” or the “Commission”) on July 31, 2019 (the “July 2019 Form 8-K”), the Company and its subsidiaries entered into a number of transactions with Tensile-Myrtle Grove Acquisition Corporation (“Tensile-MG”), an affiliate of Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”), including forming Vertex Refining Myrtle Grove LLC, a Delaware limited liability company, which entity was formed as a special purpose vehicle in connection with the transactions described in the July 2019 Form 8-K (“MG SPV”). As a result of the transactions, Tensile, through Tensile-MG, acquired an approximate 15% ownership interest in MG SPV, which indirectly owns the Company’s Belle Chasse, Louisiana, re-refining complex.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on January 22, 2020 (the “January 2020 Form 8-K”), the Company and its subsidiaries entered into a number of transactions with HPRM LLC (“Heartland SPV”), a Delaware limited liability company that was formed as a special purpose vehicle in connection with the transactions described greater in the January 2020 Form 8-K between the Company and Tensile-Heartland Acquisition Corporation (“Tensile-Heartland”), an affiliate of Tensile, pursuant to which ownership of the Company’s Columbus, Ohio, Heartland facility, which produces a base oil product that is sold to lubricant packagers and distributors, was transferred to Heartland SPV, and Heartland SPV became owned 35% by Vertex Operating and 65% by Tensile-Heartland.

On February 25, 2022, Vertex Splitter Corporation (“Vertex Splitter”), a wholly-owned subsidiary of the Company entered into (1) a Purchase and Sale Agreement with Tensile-Vertex Holdings LLC (“Tensile-Vertex”), an affiliate of Tensile and Tensile-Heartland (the “Heartland Purchase Agreement”); and (2) a Purchase and Sale Agreement with Tensile-Vertex and Tensile-MG (the “Myrtle Grove Purchase Agreement”, and together with the Heartland Purchase Agreement, the “Purchase Agreements”).

As discussed above, Tensile-Heartland holds 65% of Heartland SPV and Tensile-MG owns 15% of MG SPV, and Tensile-Vertex holds 100% of both Tensile-Heartland and Tensile-MG.

Pursuant to the Heartland Purchase Agreement, the Company, through Vertex Splitter, agreed to acquire 100% of the outstanding securities of Tensile-Heartland and pursuant to the Myrtle Grove Purchase Agreement, the Company, through Vertex Splitter, agreed to acquire 100% of the outstanding securities of Tensile-MG, from Vertex-Tensile, the result of which will be that Vertex Splitter will own 100% of each of Heartland SPV and MG SPV.

Pursuant to the Heartland Purchase Agreement, the purchase price payable by Vertex Splitter to Vertex-Tensile, for 100% of Tensile-Heartland is $35 million (the “Base Amount”), plus an amount accrued and accruing from and after May 31, 2021, on the Base Amount on a daily basis at the rate of 22.5% per annum compounded on the last day of each calendar quarter plus an amount equal to any and all cash and cash equivalents of Tensile-Heartland, as of the closing date, which we currently anticipate will total an aggregate of approximately $44 million. The purchase contemplated by the Heartland Purchase Agreement is required to take place on June 30, 2022, or earlier as mutually agreed by the parties, subject to customary conditions to closing. The Heartland Purchase Agreement includes customary representations of the parties, requires Vertex Splitter to maintain officer and director insurance for Tensile-Heartland for at least six years following the closing; requires that they bear their own fees and expenses, except that each party is required to pay the fees and expenses of the other party upon termination of the agreement in certain situations; includes customary indemnification obligations; and includes mutual releases of the parties, effective upon closing.

The Heartland Purchase Agreement may be terminated prior to closing, by the mutual consent of the parties; by Vertex Splitter if Vertex-Tensile has failed to consummate the agreement, or breached a covenant, representation or warranty set forth in the agreement, that prevents such closing, and such breach is not cured, if capable of being cured, within 30 days after notice thereof; by Vertex-Tensile if Vertex Splitter has failed to consummate the agreement, or breached a covenant, representation or warranty set forth in the agreement, that prevents such closing, and such breach is not cured, if capable of being cured, within 30 days after notice thereof; or by either party if there is a final, non-appealable judgment preventing the closing.

Pursuant to the Myrtle Grove Purchase Agreement, the purchase price payable by Vertex Splitter to Vertex-Tensile, for 100% of Tensile-MG is estimated to be approximately $7 million, and will be based on the value of the Class B Unit preference of MG SPV held by Tensile-MG, plus capital invested by Tensile-MG in MG SPV (which has not been returned as of the date of payment), plus cash and cash equivalents held by Tensile-MG as of the closing date. The purchase contemplated by the Myrtle Grove Purchase Agreement is required to take place on March 31, 2022, or earlier as mutually agreed by the parties, subject to customary conditions to closing. The Myrtle Grove Purchase Agreement includes customary representations of the parties, requires Vertex Splitter to maintain officer and director insurance for Tensile-MG for at least six years following the closing; requires that they bear their own fees and expenses, except that each party is required to pay the fees and expenses of the other party upon termination of the agreement in certain situations; includes customary indemnification obligations; and includes mutual releases of the parties, effective upon closing.

The Myrtle Grove Purchase Agreement may be terminated prior to closing, by the mutual approval of the parties; by Vertex Splitter if Vertex-Tensile has failed to consummate the agreement, or breached a covenant, representation or warranty set forth in the agreement, that prevents such closing, and such breach is not cured, if capable of being cured, within 30 days after notice thereof; by Vertex-Tensile if Vertex Splitter has failed to consummate the agreement, or breached a covenant, representation or warranty set forth in the agreement that prevents such closing, and such breach is not cured, if capable of being cured, within 30 days after notice thereof; or by either party if there is a final, non-appealable judgment preventing the closing.

Tensile-Vertex, Vertex Splitter and the Company (collectively, Vertex Splitter and the Company, the “Vertex Parties”) also entered into a Side Letter Re Purchase and Sale Agreements (the “Side Letter”), pursuant to which the parties agreed that in the event that (i) the closing of the transactions contemplated by the Myrtle Grove Purchase Agreement does not occur on or prior to March 31, 2022, and/or (ii) the closing of the transactions contemplated by the Heartland Purchase Agreement does not occur on or prior to June 30, 2022, then, in addition to any of the rights of Tensile-Vertex under the Purchase Agreements: (a) the Vertex Parties will use their best efforts to cause the closings under the Purchase Agreements to occur, including without limitation by raising debt financing, selling equity in a private or public transaction, selling assets and/or otherwise doing all things necessary or appropriate to raise the funds necessary to make the payments required to be made by Vertex Splitter under the Purchase Agreements, in each case on commercially reasonable terms and conditions, subject to certain exceptions; (b) upon the written election of Tensile-Vertex, the Vertex Parties will and will cause their affiliates to consent to the distribution or other payment of any and all cash and cash equivalents of Heartland SPV (including any proceeds from the repayment of that certain $7,000,000 promissory note, issued by Vertex Operating to Heartland SPV on July 1, 2021, as amended to date (the “Heartland Note”)) and any direct and indirect subsidiaries to Tensile-Vertex, with such distribution or other payment to be structured as specified by Tensile-Vertex so as to be tax efficient for Tensile-Vertex; and (c) Tensile-Vertex may, with written notice, cause Heartland SPV to initiate a process intended to result in a sale of Heartland SPV, with Tensile-Vertex being entitled, upon the consummation of such sale, of the greater of (i) 65% of the total net equity proceeds of such sale, and (ii) the amount due to Tensile-Vertex under the Heartland Purchase Agreement as of the date of the consummation of such sale.

Heartland Note Amendment

Also on February 25, 2022, Vertex Energy Operating, LLC (“Vertex Operating”), the Company and Heartland SPV, entered into a Second Amendment to Promissory Note (the “Second Note Amendment”), which amended the Heartland Note to extend the due date of the Heartland Note until the earlier of (i) June 30, 2022; and (ii) five (5) calendar days following the closing of a sale of substantially all the assets of Vertex Refining OH, LLC (“VROH”), and/or the sale of membership interests in VROH possessing voting control (with the consent of the Company), provided that the Heartland Note may be prepaid in whole or in part at any time without premium or penalty and without the consent of Heartland SPV. The Heartland Note accrues interest at the applicable federal rate of interest from time to time, increasing to 12% upon an event of default.

Escrow Agreement

On March 2, 2022, (1) the Company, (2) Vertex Refining Alabama LLC, a wholly-owned subsidiary of the Company (“Vertex Alabama”), (3) certain funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates, as lenders (“BlackRock”), certain funds managed or advised by Whitebox Advisors, LLC, as lenders (“Whitebox”), certain funds managed by Highbridge Capital Management, LLC, as lenders (“Highbridge”), Chambers Energy Capital IV, LP, as a lender (“Chambers”), CrowdOut Capital LLC, as a lender (“CrowdOut Capital”), CrowdOut Credit Opportunities Fund LLC, as a lender (collectively with Whitebox, Highbridge, BlackRock, Chambers and CrowdOut Capital, the “Lenders”) and (4) Cantor Fitzgerald Securities, in its capacity as escrow agent (in such capacity, the “Escrow Agent”), entered into an Escrow Agreement (the “Escrow Agreement”).

The Escrow Agreement was entered into in connection with (1) that certain Commitment Letter, dated as of February 17, 2022 (the “Commitment Letter”) by and among the Company, Vertex Alabama and the Lenders, and (2) that certain Credit Agreement expected to be entered into by and among the Company, Vertex Alabama, the Lenders, Cantor Fitzgerald Securities, in its capacity as administrative agent for the lenders and certain other persons, pursuant to which the Lenders have agreed to make certain extensions of credit to Vertex Alabama (the “Credit Agreement”), in an anticipated amount of $125 million (such amount, the “Facility Amount”), subject to the satisfaction of certain conditions precedent, each as described in greater detail in that certain Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 22, 2022 (the “February 2022 Form 8-K”).

Pursuant to the Escrow Agreement, on March 2, 2022 each of the Lenders deposited their pro rata portion of the Facility Amount, less certain upfront fees, into an escrow account. Such funds will be released to (i) Vertex Alabama if the Credit Agreement is entered into by April 1, 2022, and certain other conditions precedent are satisfied on or prior to that date or (ii) the Lenders if (a) the Credit Agreement is not entered into by such date and/or the other conditions precedent are not satisfied on or prior to such date, (b) the Acquisition (as defined below) is consummated without use of the loan amount under the Credit Agreement or if the Lenders become aware of a breach under the exclusivity provision of the Commitment Letter, (c) the termination of that certain Sale and Purchase Agreement dated May 26, 2021, between Vertex Operating and Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Shell”), pursuant to which Vertex Operating has agreed to purchase Shell’s Mobile, Alabama refinery, certain real property associated therewith, and certain related inventory (the “Acquisition”), in accordance with its terms prior to the closing date of the Credit Agreement, or (d) the date upon which Vertex Alabama breaches its obligations under the Commitment Letter or otherwise fails to comply with the terms and conditions of the Commitment Letter (unless such breach or failure is cured within two business days following Vertex Alabama’s receipt of notice of such breach or failure). The Escrow Agreement includes customary indemnification obligations of Vertex Alabama and the Company and certain limited indemnification obligations of the Lenders.

As previously disclosed in the February 2022 Form 8-K, the Company or Vertex Alabama is required to pay a ‘ticking fee’ equal to 10.5% per annum on the Facility Amount, beginning on March 2, 2022, which was the date funds were deposited, into the escrow account.

* * * * * * *

The foregoing description of the Heartland Purchase Agreement, Myrtle Grove Purchase Agreement, Side Letter, Second Note Amendment and Escrow Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Heartland Purchase Agreement, Myrtle Grove Purchase Agreement, Side Letter, Second Note Amendment and Escrow Agreement which are attached hereto as Exhibits 10.1 through 10.5, and are incorporated herein by reference in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 above regarding the Purchase Agreements, Escrow Agreement, Side Letter, the Second Note Amendment to the Heartland Note, and the Ticking Fee, is incorporated into this Item 2.03 in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Purchase and Sale Agreement dated February 25, 2022, by and between Tensile-Vertex Holdings, LLC, Tensile-Heartland Acquisition Corporation and Vertex Splitter Corporation
10.2*	Purchase and Sale Agreement dated February 25, 2022, by and between Tensile-Vertex Holdings, LLC, Tensile-Myrtle Grove Acquisition Corporation and Vertex Splitter Corporation
10.3*	Side Letter Re Purchase and Sale Agreements, dated February 25, 2022, by and between Tensile-Vertex Holdings LLC, Vertex Splitter Corporation and Vertex Energy, Inc.
10.4*	Second Amendment to $7,000,000 Promissory Note dated and effective February 25, 2022 by and between Vertex Energy Operating, LLC and HPRM LLC
10.5*£	Escrow Agreement, dated as of March 2, 2022, by and among Vertex Energy, Inc., Vertex Refining Alabama LLC, certain funds and accounts managed or advised by each of BlackRock Financial Management, Inc., Whitebox Advisors LLC and Highbridge Capital Management, LLC, Chambers Energy Capital IV, LP, CrowdOut Credit Opportunities Fund LLC , CrowdOut Capital LLC, and Cantor Fitzgerald Securities
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

£ Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: March 3, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer